AIM GLOBAL REAL ESTATE FUND                                        SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2009
FILE NUMBER:       811-05686
SERIES NO.:        12

72DD.   1  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                   $  2,828
        2  Dividends for a second class of open-end company shares (000's
           Omitted)
           Class B                   $     90
           Class C                   $    212
           Class R                   $     52
           Class Y                   $    163
           Institutional Class       $    743

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                     0.0943
        2  Dividends for a second class of open-end company shares (form
           nnn.nnnn)
           Class B                     0.0363
           Class C                     0.0363
           Class R                     0.0749
           Class Y                     0.0714
           Institutional Class         0.1420

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                     25,391
        2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                      1,810
           Class C                      4,385
           Class R                        918
           Class Y                      6,420
           Institutional Class         10,724

74V.    1  Net asset value per share (to nearest cent)
           Class A                   $   8.22
        2  Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                   $   8.21
           Class C                   $   8.22
           Class R                   $   8.22
           Class Y                   $   8.23
           Institutional Class       $   8.21